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                                                                     EXHIBIT 5.1

[MANATT LETTERHEAD]



January 18, 2001                                       Client-Matter:  11244-037


Board of Directors
Nara Bancorp, Inc.
3701 Wilshire Blvd., Suite 220
Los Angeles, CA 90010

Gentlemen:

     This opinion is rendered in connection with the Registration Statement to be filed on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 175,000 shares of the common stock, $0.001 par value per share (the "Common Stock"), of Nara Bancorp, Inc., a Delaware corporation (the "Company"), proposed to be issued to certain warrantholders of Nara Bank, National Association (the "Bank"), in connection with the reorganization of the Bank into a holding company form of organization (the "Reorganization").

     As counsel to the Company, we have reviewed such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination of certain corporate records of the Company, we have assumed and have not verified; (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of such corporate records, and any other documents, certificates and statements of fact, in each case given or made available to us by the Company.

     We have obtained from officers of the Company such advice as we considered necessary in rendering this opinion and, insofar as our opinion is based on matters of fact upon which conclusions of law are expressed, we have relied upon such advice.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Common Stock has been duly authorized, and will be validly issued, fully paid and nonassessable when issued and delivered pursuant to the terms of that certain Plan of Reorganization and Merger Agreement entered into by and among the Company, the Bank and Nara Interim Bank,


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Board of Directors
Nara Bancorp, Inc.
January 18, 2001
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National Association, a federal interim association formed for the sole purpose of effecting the Reorganization and pursuant to the terms of those certain Warrant Purchase Agreements between the Bank and the warrantholders, which agreements will be assumed by the Company in connection with the Reorganization.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Manatt, Phelps & Phillips, LLP